Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-108835 and 333-166788) and Form S-3 (No. 333-166878) of our report dated February 27, 2012, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for costs associated with acquiring or renewing insurance contracts and the change in the presentation of comprehensive income as discussed in Note 2, as to which the date is September 4, 2012, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K. We also consent to the incorporation by reference of our report dated February 27, 2012, except for the effects of the change in accounting for costs associated with acquiring or renewing insurance contracts, discussed in Note 2 to the consolidated financial statements, as to which the date is September 4, 2012, relating to the financial statement schedules, which appears in this Current Report on Form 8-K.

/s/PricewaterhouseCoopers LLP

Indianapolis, Indiana
September 4, 2012